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EXHIBIT 5.1

OPINION RE: LEGALITY

[LETTERHEAD OF GARY STEVEN FINDLEY & ASSOCIATES]

May 28, 2002

United Security Bancshares
1525 East Shaw Avenue
Fresno, California 93710

Re:
Registration Statement on Form S-8

Gentlemen:

        At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the United Security Bank 1995 Stock Option Plan, of 413,100 shares of United Security Bancshares no par value common stock ("Common Stock"), issuable upon the exercise of stock options granted under the United Security Bank 1995 Stock Option Plan. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

        It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the United Security Bank 1995 Stock Option Plan referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.

                      Respectfully submitted,

                      GARY STEVEN FINDLEY & ASSOCIATES

                      By: /s/ Gary Steven Findley

                      Gary Steven Findley
                      Attorney at Law

GSF:bl

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EXHIBIT 5.1 OPINION RE: LEGALITY
[LETTERHEAD OF GARY STEVEN FINDLEY & ASSOCIATES] May 28, 2002